Exhibit 99.1

Expedia Group, Inc. Announces Early Participation Results for and Upsize of its Previously Announced Cash Tender Offer for its Outstanding 6.250% Senior Notes Due 2025

SEATTLE, Washington – March 2, 2021 – Expedia Group, Inc. (“Expedia Group” or the “Company”) today announced the results as of the Early Participation Date for its previously announced cash tender offer (the “Offer”) for a portion of its 6.250% Senior Notes due 2025 (the “Notes”). In connection therewith, Expedia Group further announced that it is increasing the maximum aggregate purchase price of Notes that it will accept for purchase (as amended herein, the “Maximum Amount”), from the previously announced amount of $950,000,000 to $1,130,000,000. The Offer is being made pursuant to the terms and subject to the conditions described in the Offer to Purchase, dated February 16, 2021, as amended by this press release (the “Offer to Purchase”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase. Except as described in this announcement, all other terms and conditions of the Offer as described in the Offer to Purchase remain unchanged, including the Early Participation Date, Early Participation Amount, Tender Offer Consideration, Total Consideration, Withdrawal Date and Expiration Date.

The Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including Expedia Group receiving aggregate net proceeds from its previously announced private offerings of $1,000,000,000 in aggregate principal amount of 2.950% Senior Notes due 2031 and $1,000,000,000 in aggregate principal amount of 0% Convertible Senior Notes due 2026 (together, the “Financing Transaction”), after the payment of any fees and expenses related to the Financing Transaction, in an amount equal to no less than the sum of (i) the Maximum Amount and (ii) the Redemption Price in connection with the Company’s previously announced redemption for all of its outstanding 7.000% Senior Notes due 2025 (the “Financing Condition”). The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Offer; (ii) extend, terminate or withdraw the Offer; (iii) further increase the Maximum Amount; or (iv) otherwise amend the Offer in any respect.

As previously announced, the Early Participation Date for the Offer was 5:00 p.m., New York City time, on March 1, 2021. According to the information received from D.F. King & Co., Inc., the tender and information agent for the Offer, as of the Early Participation Date, Expedia Group had received valid tenders from holders of the Notes as set forth in the table below. The Early Participation Date was not extended. Withdrawal rights for the Offer expired at 5:00 p.m., New York City time, on March 1, 2021, and were not extended. Accordingly, Notes tendered in the Offer may no longer be withdrawn.

Title of Security	CUSIP/ISIN	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered	Aggregate Principal Amount Expected to be Purchased	Total Consideration (1)(2)	Proration Factor(3)
6.250% Senior Notes due 2025	CUSIP: 30212PAS4 (144A) ISIN: US30212PAS48 (144A) CUSIP: U3010DAH3 (Reg S) ISIN: USU3010DAH36 (Reg S)	$2,000,000,000	$1,704,655,000	$955,600,000	$1,182.50	56.1%

(1) Excludes accrued but unpaid interest on the Notes from, and including, the most recent interest payment date for the Notes prior to the applicable settlement date to, but not including, the applicable settlement date (“Accrued Interest”). Holders whose Notes are accepted will also receive Accrued Interest on such Notes.

(2) The Total Consideration payable for the Notes includes the Early Participation Amount and will be a price per $1,000 principal amount of the Notes validly tendered in the Offer at or prior to the Early Participation Date for the Offer and accepted for purchase by the Company.

(3) Rounded to the nearest tenth of a percentage point.

The purchase of all Notes validly tendered and not validly withdrawn in the Offer would cause Expedia Group to purchase Notes that would represent an aggregate purchase price, excluding Accrued Interest, in excess of the Maximum Amount. Accordingly, the Notes will be purchased on a pro rata basis up to the Maximum Amount. Although the Offer is scheduled to expire at 11:59 p.m., New York City time, on March 15, 2021, because the Offer was fully subscribed up to the Maximum Amount as of the Early Participation Date, Expedia Group expects that no additional Notes will be purchased in the Offer, and that there will be no Final Payment Date for the Offer.

The payment date for Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date and accepted for purchase (the “Early Payment Date”) is expected to be March 3, 2021, subject to the satisfaction or waiver of all conditions to the Offer described in the Offer to Purchase, including the Financing Condition. The Financing Condition is expected to be satisfied on March 3, 2021, upon the closing of Expedia Group’s previously announced offering of $1,000,000,000 in aggregate principal amount of 2.950% Senior Notes due 2031. Holders of Notes that were validly tendered and not validly withdrawn at or prior to the Early Participation Date and have been accepted for purchase pursuant to the Offer will receive the Total Consideration for each series of Notes as set forth in the table above, which includes the Early Participation Amount of $50 per $1,000 principal amount of Notes, together with Accrued Interest on such Notes.

Expedia Group has appointed BofA Securities, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC to act as dealer managers for the Offer, and has retained D.F. King & Co., Inc. to serve as the tender agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by email at expe@dfking.com or by telephone at +1 212-269-5550 (banks and brokers) or +1 800-829-6551. Questions regarding the Offer may be directed to BofA Securities at (980) 387-3907, Goldman Sachs & Co. LLC at (212) 357-1452 and J.P. Morgan Securities LLC at (917) 808-9154.

This announcement is not (i) an offer to sell or purchase, or a solicitation of an offer to purchase or sell, any securities, including the notes offered in the Financing Transaction or (ii) or a notice of redemption or an obligation to issue a notice of redemption. The Offer is being made solely by Expedia Group pursuant to the Offer to Purchase. The Offer is not being made to, nor will Expedia Group accept tenders of Notes from, holders in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as those discussed elsewhere in our public filings with the Securities and Exchange Commission (“SEC”). COVID-19, and the volatile regional and global economic conditions stemming from it, and additional or unforeseen effects from the COVID-19 pandemic, could also give rise to or aggravate these risk factors, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this press release and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

Disclaimer

This announcement must be read in conjunction with the Offer to Purchase. This announcement and the Offer to Purchase (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Offer. If any holder of Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer. None of Expedia Group, the dealer managers, the tender and information agent, or any person who controls or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Notes should participate in the Offer.

About Expedia Group

Expedia Group, Inc. (NASDAQ: EXPE) companies power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. We provide industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers. The Expedia Group family of brands includes: Expedia®, Hotels.com®, Expedia® Partner Solutions, Vrbo®, Egencia®, trivago®, Orbitz®, Travelocity®, Hotwire®, Wotif®, ebookers®, CheapTickets®, Expedia Group™ Media Solutions, Expedia Local Expert®, CarRentals.com™, and Expedia Cruises™.

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Contacts

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